As filed with the Securities and Exchange Commission on July 19, 2018

Registration No. 333-225571

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT

Under

the Securities Act of 1933

BLOOM ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	3620	77-0565408
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1299 Orleans Drive

Sunnyvale, California 94089

(408) 543-1500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

KR Sridhar

Chief Executive Officer

Bloom Energy Corporation

1299 Orleans Drive

Sunnyvale, California 94089

(408) 543-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gordon K. Davidson, Esq. Sayre E. Stevick, Esq. Jeffrey R. Vetter, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500	Shawn M. Soderberg, Esq. Bloom Energy Corporation 1299 Orleans Drive Sunnyvale, California 94089 (408) 543-1500	Alan F. Denenberg, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Class A Common Stock, par value $0.0001 per share	20,700,000	$15.00	$310,500,000	$38,658

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended. Includes additional shares that the underwriters have the option to purchase.
(2)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

Explanatory Note

This Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-225571) is being filed solely for the purposes of filing certain exhibits as noted in the exhibit index and amending the disclosures in Item 16 of Part II of the Registration Statement. No changes or additions are being made hereby to the preliminary prospectus constituting Part I of the Registration Statement or to Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus constituting Part I of the Registration Statement and Items 13, 14, 15 and 17 of Part II of the Registration Statement have been omitted.

Part II

Information Not Required in Prospectus

Item 16. Exhibits and Financial Statement Schedules.

D. Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1*	Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon closing of this offering

3.2*	Amended and Restated Bylaws of the Registrant, to be effective upon the closing of this offering

3.3	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect

3.4*	Bylaws of the Registrant, as currently in effect

4.1*	Form of Common Stock Certificate of the Registrant

4.2*	Eighth Amended and Restated Registration Rights Agreement by and among the Registrant and certain stockholders of the Registrant, dated June 30, 2011

4.3*	Amendment No. 1 to Eighth Amended and Restated Registration Rights Agreement by and among the Registrant and certain stockholders of the Registrant, dated December 14, 2015

4.4*	Indenture by and among the Registrant, certain guarantors party thereto and U.S. Bank National Association, as trustee, dated as of December 15, 2015

4.5*	Form of 6% Convertible Senior Secured PIK Note due 2020 (included in Exhibit 4.4)

4.6*	Security Agreement by and among the Registrant, certain guarantors party thereto and U.S. Bank National Association, as collateral agent, dated as of December 15, 2015

4.7*	Agreement and Warrant to Purchase Common Stock by and between Keith Daubenspeck and the Registrant, dated June 27, 2014

4.8*	Agreement and Warrant to Purchase Common Stock by and between Dwight Badger and the Registrant, dated June 27, 2014

4.9*	Plain English Warrant Agreement by and between Triplepoint Capital LLC, a Delaware limited liability company, and the Registrant, dated December 31, 2010

4.10*	Amended and Restated Plain English Warrant Agreement by and between Triplepoint Capital LLC, a Delaware limited liability company, and the Registrant, dated December 15, 2011

4.11*	Agreement and Warrant to Purchase Series F Preferred Stock by and between PE12GVVC (US Direct) Ltd. and the Registrant, dated July 1, 2014

4.12*	Agreement and Warrant to Purchase Series F Preferred Stock by and between PE12PXVC (US Direct) Ltd. and the Registrant, dated July 1, 2014

4.13*	Warrant to Purchase Preferred Stock by and between Atel Ventures, Inc., in its capacity as Trustee for its assignee affiliated funds, and the Registrant, dated December 31, 2012

4.14*	Plain English Warrant Agreement by and between Triplepoint Capital LLC, a Delaware limited liability company, and the Registrant, dated September 27, 2012

Exhibit Number	Description

4.15*	Agreement and Warrant to Purchase Series G Preferred Stock by and between Keith Daubenspeck and the Registrant, dated June 27, 2014

4.16*	Agreement and Warrant to Purchase Series G Preferred Stock by and between Dwight Badger and the Registrant, dated June 27, 2014

4.17*	Amendment No. 2 to Eighth Amended and Restated Registration Rights Agreement by and among the Registrant and certain stockholders of the Registrant, dated August 4, 2016

4.18*	Amendment No. 3 to Eighth Amended and Restated Registration Rights Agreement by and among the Registrant and certain stockholders of the Registrant, dated September 20, 2016

4.19*	First Supplemental Indenture by and among Registrant, certain guarantor party thereto and U.S. Bank National Association, as trustee, dated as of September 20, 2016

4.20*	Indenture by and among the Registrant, certain guarantors party thereto and U.S. Bank National Association, as trustee, dated as of June 29, 2017

4.21*	Form of 10% Senior Secured Note due 2024 (included in Exhibit 4.20)

4.22*	Security Agreement by and among the Registrant, U.S. Bank National Association, as trustee and U.S. Bank National Association, as collateral agent, dated as of June 29, 2017

4.23*	Common Stock Purchase Warrant by and between Canada Pension Plan Investment Board and the Registrant, dated August 31, 2017

4.24*	Second Supplemental Indenture, Omnibus Amendment to Notes and Limited Waiver by and among the Registrant, certain guarantors party thereto and U.S. Bank National Association, as trustee, dated as of June 29, 2017

4.25*	Third Supplemental Indenture and Omnibus Amendment to Notes by and among the Registrant, certain guarantors party thereto and U.S. Bank National Association, as trustee, dated as of January 18, 2018

4.26*	Form of Holder Voting Agreement, between KR Sridhar and certain parties thereto

4.27*	Form of 8.0% Subordinated Senior Secured Convertible Promissory Note

4.28*	Amended and Restated Subordinated Secured Convertible Promissory Note by and between the Registrant and Constellation NewEnergy, Inc., dated as of January 18, 2018

5.1	Opinion of Fenwick & West LLP

10.1*	Form of Indemnification Agreement for directors and executive officers

10.2*	2002 Equity Incentive Plan and form of agreements used thereunder

10.3*	2012 Equity Incentive Plan and form of agreements used thereunder

10.4*	2018 Equity Incentive Plan and form of agreements used thereunder

10.5*	2018 Employee Stock Purchase Plan and form of agreements used thereunder

10.6*	NASA Ames Research Center Enhanced Use Lease dated December 5, 2011 by and between the Registrant and National Aeronautics and Space Administration, as amended as of November 1, 2012, August 25, 2014, August 17, 2016 and September 12, 2017

10.7*	Standard Industrial Lease dated April 5, 2005 by and between the Registrant and The Realty Associates Fund III, L.P., as amended as of April 22, 2005, January 12, 2010, April 30, 2015 and December 7, 2015

Exhibit Number	Description

10.8*	Ground Lease by and between 1743 Holdings, LLC and the Registrant dated as of March 2012

10.9*	Offer Letter by and between the Registrant and KR Sridhar, dated April 1, 2002

10.10*	Offer Letter by and between the Registrant and Randy Furr, dated April 9, 2015

10.11*	Offer Letter by and between the Registrant and Susan Brennan, dated October 3, 2013

10.12*†	Second Amended and Restated Limited Liability Company Agreement of Diamond State Generation Holdings, LLC, dated as of March 20, 2013 (PPA II)

10.13*†	Guaranty by the Registrant, dated as of March 16, 2012 (PPA II)

10.14†	Master Operation and Maintenance Agreement by and between Diamond State Generation Partners, LLC and the Registrant, dated as of April 13, 2012 (PPA II)

10.15*	Equity Contribution Agreement by and among the Registrant, Diamond State Generation Partners, LLC, and Deutsche Bank Trust Company Americas, dated as of March 20, 2013 (PPA II)

10.16*†	Note Purchase Agreement by and between Diamond State Generation Partners, LLC and the Purchasers thereunder, dated as of March 20, 2013 (PPA II)

10.17*†	Master Energy Server Purchase Agreement between the Registrant and Diamond State Generation Partners, LLC, dated as of April 13, 2012 (PPA II)

10.18*	Omnibus First Amendment to MESPA, MOMA and ASA by and among the Registrant, Diamond State Generation Partners, LLC and Diamond State Generation Holdings, LLC, dated as of March 20, 2013 (PPA II)

10.19*†	Equity Capital Contribution Agreement with respect to Diamond State Generation Holdings, LLC, by and among Clean-Technologies II, LLC, Diamond State Generation Holdings, LLC, Diamond State Generation Partners, LLC, and Mehetia Inc., dated as of March 16, 2012 (PPA II)

10.20*†	First Amendment to the Equity Capital Contribution Agreement with respect to Diamond State Generation Holdings, LLC dated as of April 13, 2012 (PPA II)

10.21*†	Administrative Services Agreement by and between Registrant, Diamond State Generation Holdings, LLC, and Diamond State Generation Partners, LLC, dated as of April 13, 2012 (PPA II)

10.22*†	Depositary Agreement among Diamond State Generation Partners, LLC, Deutsche Bank Trust Company Americas, and Deutsche Bank Trust Company Americas, dated as of March 20, 2013 (PPA II)

10.23†	First Amended and Restated Purchase, Use and Maintenance Agreement by and among Registrant and 2016 ESA Project Company, dated as of June 26, 2017 (Southern)

10.24*†	Amendment No. 1 to Amended and Restated Purchase, Use and Maintenance Agreement by and between Registrant and 2016 ESA Project Company, LLC, dated as of September 11, 2017 (Southern)

10.25*	Amendment No. 1 to Depository Agreement by and among Diamond State Generation Partners, LLC, Deutsche Bank Trust Company Americas and Deutsche Bank Trust Company Americas, dated as of March 21, 2017 (PPA II)

10.26*	First Amendment to Second Amended and Restated Limited Liability Company Agreement of Diamond State Generation Holdings, LLC, dated as of September 25, 2013 (PPA II)

10.27	Consent, Authorization, Waiver and First Amendment to Note Purchase Agreement by and between Diamond State Generation Partners, LLC and the holders, dated as of June 24, 2013 (PPA II)

Exhibit Number	Description

10.28*	Second Amendment to Note Purchase Agreement by and among Diamond State Generation Partners, LLC and the Holders thereto, dated March 13, 2018 (PPA II)

10.29*	Net Lease Agreement, dated as of April 4, 2018, by and between the Registrant and 237 North First Street Holdings, LLC

10.30*	Offer letter by and between the Registrant and Glen Griffiths, dated as of October 17, 2014

10.31*	Consulting Agreement between the Registrant and Colin L. Powell, dated as of January 29, 2009

10.32*	Employment, Confidential Information, Invention Assignment and Arbitration Agreement between Ion America Corporation and KR Sridhar, dated April 1, 2002

10.33*	Employment, Confidential Information, Invention Assignment and Arbitration Agreement between the Registrant and Susan Brennan, dated November 7, 2013

10.34*	Employment, Confidential Information, Invention Assignment and Arbitration Agreement between the Registrant and Glen Griffiths, dated December 1, 2014

21.1*	List of Subsidiaries

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Fenwick & West LLP (See Exhibit 5.1)

24.1*	Power of Attorney (see page II-9 to this registration statement)

99.1*	Grant Agreement by and between the Delaware Economic Development Authority and the Registrant, dated March 1, 2012

*	Previously filed.
†	Confidential treatment requested with respect to portions of this exhibit.

(b) Financial Statements Schedules. All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 19 day of July, 2018.

BLOOM ENERGY CORPORATION

By:	/s/ KR Sridhar
KR Sridhar
Founder, President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ KR Sridhar KR Sridhar	Founder, President, Chief Executive Officer and Director (Principal Executive Officer)	July 19, 2018

/s/ Randy Furr Randy Furr	Chief Financial Officer (Principal Financial and Accounting Officer)	July 19, 2018

* Kelly A. Ayotte	Director	July 19, 2018

* Mary K. Bush	Director	July 19, 2018

* John Doerr	Director	July 19, 2018

* Colin L. Powell	Director	July 19, 2018

* Scott Sandell	Director	July 19, 2018

* Peter Teti	Director	July 19, 2018

* Eddy Zervigon	Director	July 19, 2018

* By:	/s/ Randy Furr /s/ Randy Furr	Attorney-in-fact	July 19, 2018